Exhibit 99.1

180 Life Sciences Closes $425 Million Private Placement to Advance its Ethereum Treasury Strategy

Company intends to use the net proceeds from this financing primarily to rapidly increase its ETH holdings

Company plans to execute a differentiated yield generation program, with Company built for the Ethereum community, by the Ethereum community

Palo Alto, Calif. – August 4, 2025 – 180 Life Sciences Corp. (Nasdaq: ATNF), (the “Company” or “ETHZilla”), has closed its previously announced private placement, raising $425 million in gross proceeds, before placement agent fees and offering expenses (the “Private Placement”) through a private investment in public equity transaction (“PIPE”) for the purchase and sale of common stock and pre-funded warrants, as applicable, at a purchase price of $2.65 per share.

The Company has officially launched its ETH treasury strategy with a plan to allocate gross proceeds of the Private Placement for the purchase of ETH, the payment of transaction expenses, the payment of certain cash bonuses and other considerations to certain members of management and the Board of Directors of the Company (for director services rendered), to support the Company’s legacy iGaming operations, and the plan to monetize the Company’s biotech intellectual property assets, and for other general corporate purposes. The Company has also appointed McAndrew Rudisill as Chairman of the Board of Directors (the “Board”), and Crystal Heter and Andrew Suckling as Independent Directors.

The Private Placement was led by Electric Capital and Harbour Island, with participation from institutional and crypto native investors including, but not limited to: Borderless Capital, Polychain Capital, GSR, Omicron Technologies, Konstantin Lomashuk (Co-Founder Lido and p2p.org), Sreeram Kannan (Founder, Eigenlayer), Mike Silagadze (Founder, Ether.fi), Danny Ryan (Co-Founder, Etherealize), Vivek Raman (Co-Founder, Etherealize), Sam Kazemanian (Co-Founder, Frax), Grant Hummer (Co-Founder of Etherealize), Robert Leshner (Founder, Compound and Superstate), Tarun Chitra (Founder, Gauntlet), and several other prominent Ethereum ecosystem founders and leaders.

“The team we are assembling is an accomplished group of well-regarded veterans across decentralized finance (DeFi) and traditional finance,” said McAndrew Rudisill, Chairman of the Board of Directors of the Company. “Our collaboration with some of the builders and pioneers of the Ethereum ecosystem is expected to help us shape the future of the Ethereum network. This is only the beginning, and we look forward to executing our differentiated strategy to create value for new and existing shareholders.”

“We’re thrilled to collaborate with the Company’s industry leading team to pioneer new avenues for Ethereum investment,” said Vivek Raman, CEO of Etherealize and expected strategic advisor to the Company. “Together, we aim to unlock Ethereum’s potential for a broader investor base through innovative tools and access to the public markets.”

“The response following our initial announcement has been incredibly encouraging,” said Blair Jordan, CEO of the Company. “We’re off to a strong start and remain focused long-term value for our shareholders.”

The Company intends to begin purchasing Ethereum and deploy a large percentage of the $425 million throughout the coming weeks in addition to continuing its prior legacy iGaming operations, as well as continuing to seek to monetize its biotechnology intellectual property. The Company plans to provide investors with regular updates on its Ethereum holdings to ensure maximum transparency.

The Company may further sell an aggregate amount of up to $150 million in fixed income securities following the recently completed PIPE. The consummation of any subsequent offering is subject to the satisfaction and completion of definitive documentation.

Electric Capital will serve as the external asset manager for the Company, and plans to implement a differentiated, on-chain yield generation program. This program will be designed with the goal of outperforming traditional ETH staking, while maintaining robust risk management, seeking to leverage a combination of staking, lending, liquidity provisioning and bespoke private agreements.

Governance Updates

The Company also plans to maintain and continue its legacy core business operations, including in biotech and iGaming, and will be led by Blair Jordan as CEO. Additionally:

●	McAndrew Rudisill has joined the Company’s Board as Chairman.

●	Independent directors Crystal Heter, Executive Vice President and COO of Tallgrass, and Andrew Suckling, Founder and Managing Partner of Verulam, add further depth and capital markets expertise.

●	Jason New is expected to join the Board as a Director at an upcoming special stockholders meeting. Jason will bring deep capital markets expertise and public company experience and currently serves as Vice Chairman of Lazard and Special Advisor to Harbour Island.

●	The incoming board members collectively bring decades of experience across crypto, decentralized finance and capital markets, and the Company believes they will help position it as the preeminent Ethereum treasury corporation.

Investment Highlights

The Company believes it is well-positioned to deliver immediate value to shareholders through the execution of its long-term investment strategy to acquire ETH and generate yield using its ETH treasury.

The Company is launching with a key partner in Etherealize, bringing strategic partnerships with current leaders in the Ethereum ecosystem which may provide ongoing marketing and amplification value to the Company’s treasury strategy.

Etherealize and a consortium of leading DeFi builders will act as a DeFi Council to offer input to the Company on how it may use its treasury to generate outsized yield while also benefiting the Ethereum ecosystem. The DeFi Council team members bring extensive experience as the creators of many of the critical DeFi protocols in use today.

Advisors

Clear Street LLC acted as financial advisor and exclusive placement agent for the PIPE offering. The Loev Law Firm, PC and Reed Smith LLP acted as legal advisors to the Company. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP acted as legal advisor to Electric Capital.  Paul Hastings LLP acted as legal advisor to the placement agent.

About 180 Life Sciences (d/b/a ETHZilla)

The Company is an innovative biotechnology company that has been evolving its business towards software enabled gaming and entertainment. In addition to its existing biotech assets, 180 Life Sciences continues to maintain and accelerate the deployment and development of its gaming initiatives.

The Company plans to rebrand as ETHZilla Corporation. By integrating a pioneering ETH treasury strategy at closing of its recent financing, the Company seeks to become a benchmark for onchain treasury management among public companies.

The Company will seek to focus a significant portion of its non-legacy operations on becoming an ETH accumulation vehicle built for the community, by the community. The Company is designing its treasury strategy with the goal of helping investors access exposure to the Ethereum network, a blockchain ecosystem. To facilitate this, the Company is in the process of adopting a treasury policy focused on Ether (ETH), the native digital asset of Ethereum. The Company also plans to pursue a differentiated yield generation program meant to outperform traditional ETH staking through its partnership with Electric Capital, the external asset manager for the Company. The Company is supported by an executive team and DeFi Council that unites capital markets experts, prominent Ethereum engineers, top-tier DeFi founders, infrastructure pioneers and other ecosystem heavyweights.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and benefits of the PIPE, convertible note offering and related transactions, the expected timing and benefits of the Company’s rebranding plans, expectations regarding the capitalization, resources and ownership structure of the Company, expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, the Company’s plans to purchase ETH, the Company’s proposed digital asset treasury strategy, the digital assets to be held  by the Company, anticipated yield strategies, and future performance. Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the PIPE and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; the ability of the Company to complete a fixed income transaction and the terms of such transaction, including potential dilution caused thereby; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Report on Form 8-K filed by the Company with the SEC on July 30, 2025. Readers are cautioned not to place undue reliance on these statements. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties.  The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media Contact:
Prosek Partners
pro-ETH@prosek.com

Investor Contact:
Prosek Partners
ETHZ-IR@prosek.com

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